Calculation of Filing Fee Tables
S-8
Guardian Pharmacy Services, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.001 per share	Other	633,206	$ 36.87	$ 23,346,305.22	0.0001381	$ 3,224.12
Total Offering Amounts:						$ 23,346,305.22		$ 3,224.12
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,224.12
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock, par value $0.001 per share ("Class A common stock") that become issuable under Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan (the "Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Class A common stock. (2) The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Registrant's Class A common stock on the New York Stock Exchange on April 30, 2026, which is a date within five business days prior to filing. (3) Represents 633,206 shares of the Registrant's Class A common stock issuable pursuant to the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources